                                                                   EXHIBIT 10.14



                         @HOME NETWORK/DRKOOP.COM INC.
                  CONTENT LICENSE AND DISTRIBUTION AGREEMENT

At Home Corporation, a Delaware corporation with principal offices at 425 Broadway, Redwood City, CA 94063 ("@Home") and Empower Health Corporation, d.b.a DrKoop.com, Inc., a Texas corporation with principal offices at 8920 Business Park Drive, Austin, TX, 78759 ("DrKoop.com") hereby enter into this @Home/DrKoop.com Content License and Distribution Agreement (this "Agreement") as of March 10 (the "Effective Date") to establish DrKoop.com Content on the @Home Service in accordance with the terms and subject to the conditions of this Agreement.

In consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree to be bound by the terms and conditions of this Agreement.


At Home Corporation                       Empower Health Corporation

By     /s/ David Bagshaw                  By      /s/ Dennis Upah
       ----------------------------               -------------------------
Name:  David Bagshaw                      Name:   Dennis Upah
       ----------------------------               -------------------------
Title: S.V.P. @Home Network               Title:  Chief Operating Officer,
       ----------------------------
                                                  drkoop.com, Inc.
                                                  -------------------------







----------------------

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                           @HOME NETWORK/DRKOOP.COM
                  CONTENT LICENSE AND DISTRIBUTION AGREEMENT

The parties agree as follows:

     1. Definitions. Capitalized terms shall have the meanings set forth in this
        -----------
Section 1 or as elsewhere defined in the body of the Agreement.

         (a) "@Home Service" means the @Home Network broadband service offering of Internet access for personal computers created by @Home and @Home's Distribution Affiliates in connection with @Home's provision of Internet access via the cable infrastructure and delivered to paying @Home residential PC service subscribers at speeds in excess of 128kbs as of the Effective Date.

         (b) "Above the Fold" means situated within that portion of a page that is designed to be visible on a standard computer screen with a resolution of 800 pixels by 600 pixels without requiring the user to scroll horizontally or vertically through the page.

         (c) "Benchmark Subscriber Levels" means, the estimate of the total number of paying @Home subscribers to the @Home Service by particular dates as set forth in Attachment A hereto.

         (d) "Contract Year" means a period beginning on the Effective Date or any anniversary thereof, and ending one year later.

         (e) "Cover Feature" means the portion of the Channel or Sub-Channel Home Page that is produced daily by the @Home editorial staff.

         (f) "Distribution Affiliates" means at any given time, @Home's then-current domestic distribution affiliates who offer the @Home Service.

         (g) "Impression" means a single viewing of a page. An Impression is recorded whether or not the viewer acts on an advertisement located on that page.

         (h) "DrKoop.com Content" means a collection of web pages, or portion thereof, on the @Home Service programmed by, and provided to @Home by, DrKoop.com.

         (i) "DrKoop.com" means the World Wide Web site with URL: Error! Bookmark not defined.

         (j) "LifeStyle Channel" means a collection of web pages on the @Home Service that are grouped together by a persistent, dedicated navigation HTML button currently labeled "LifeStyle", which is directly accessible from the main navigation menu of the @Home Service.

         (k) "LifeStyle Home Page" means the first page accessed when entering the LifeStyle Channel.

         (l) "Net Advertising Revenue" means the gross advertising and sponsorship revenue collected by @Home which is directly attributable solely to DrKoop.com Content, less third party

 .Page 2
agency commissions and seller sales costs to be computed as 15% of the gross advertising and sponsorship revenue generated from DrKoop.com Content.

         (m) "Net Transaction Revenue" means the gross transaction revenue received by DrKoop.com from @Home Subscribers less direct cost of goods sold
(COGS).

         (n) "Health Home Page" means the first page accessed when entering the Health Sub-Channel.

         (o) "Quarterly Period" means with respect to any Contract Year, a three month period starting at either: (i) the beginning of such Contract Year; (ii) three months after the beginning of such Contract Year; (iii) six months after the beginning of such Contract Year; or (iv) nine months after the beginning of such Contract Year.

         (p) "Semiannual Period" means, with respect to any Contract Year, a six month period starting at either: (i) the beginning of such Contract Year; or
(ii) six months after the beginning of such Contract Year.

2.       @Home Channel Contribution.
         --------------------------

         (a) Persistent Channel  Navigation.  During the term of this Agreement,
             ------------------------------
@Home will provide one button in the LifeStyle Channel navigation bar dedicated to accessing "Health" (the "Health Button"). The Health Button will: (i) receive persistent placement, (ii) be accessible from any page within the LifeStyle Channel area, and (iii) link to DrKoop.com Content. The button will appear Above the Fold in a position that encourages use of the @Home Lifestyle Channel. In addition, @Home may, in its sole discretion, add additional navigational elements or links across the @Home Service which link to all or part of DrKoop.com Content.

         (b) Anchor Tenancy. @Home agrees that during the term of the Agreement,
             --------------
DrKoop.com will be the Anchor Tenant content provider on @Home for the Health Sub-channel. For purposes of this agreement, "Anchor Tenant" means:

             (i)   DrKoop.com Channel Branding. @Home will place the DrKoop.com
                   ---------------------------
brand (as designated by the parties) on the Health Home Page and all subsequent DrKoop.com co-created pages. The logo and branding shall be mutually agreed upon and shall comply with @Home and DrKoop.com trademark usage guidelines and will demonstrate that all Dr.Koop.com content is powered by Dr.Koop.com, and will include, at a minimum, a hyperlinked tagline "Provided by drkoop.com" that links to www.drkoop.com.

             (ii)  DrKoop.com Content Appearance on the Health Home Page.
                   -----------------------------------------------------
DrKoop.com Content from the within the Health sub-channel will receive persistent and prominent placement on the Health Home Page. Both parties will work together to determine the optimal mix of DrKoop.com Content to integrate into the Health Home Page to provide the optimal user experience and to encourage broad use of the Health sub-channel.

             (iii) @Home will promote DrKoop.com Content on the Health Home Page at a level greater than that given to other third party content providers that are primarily engaged in the distribution of Health content in the Health Sub-Channel.

 .Page 3

             (iv) From time to time, @Home may create features based on Health related stories. Where appropriate in @Home's discretion, @Home will contextually link such features to the DrKoop.com Content offering.

             (v) Where DrKoop.com Content beneficially supplements an @Home Cover Feature, @Home will make reasonable efforts to link to such DrKoop.com Content from the Cover Feature.

         (c) Editorial Autonomy.  Notwithstanding the provisions of Section 2(b)
             ------------------                                     ------------
above, DrKoop.com's status as an Anchor Tenant shall in no way affect @Home's editorial discretion. Such discretion includes (by way of example only and without limitation):

             (i) Linkage to information sources within or outside of the LifeStyle Channel or @Home Service on a basis which provides preferential treatment to such other sources in cases where DrKoop.com Content provides only tangentially related or less extensive coverage for a Cover Feature topic than do such other sources.

             (ii) Placement of @Home editorial features within the LifeStyle Channel or other Channels or Sub-Channels across the @Home Service.

             (iii)  Local programming by the Distribution Affiliates.

         (d) Product Development and Product Creation. All facets of the Health
             ----------------------------------------
Sub-Channel will be created, designed, and administered by the @Home Network editorial and production staffs. DrKoop.com will play an integral role in the product development and day-to-day editorial decisions but final discretion will be in @Home.

         (e) New Distribution Channels or Service Applications. If @Home creates
             -------------------------------------------------
additional software or standalone desktop applications which supplement the @Home Service and which contain content with a lifestyle or health focus, then @Home agrees to make good faith efforts to assist DrKoop.com in gaining premier/preferred positioning with such application.

         (f) Right of First Refusal on Additional Content. @Home agrees to offer
             --------------------------------------------
DrKoop.com first right of refusal to fulfill any health related content to be implemented on the @Home Network for the term of this agreement. DrKoop.com will have * * * days to respond to this request, stating intentions to provide or not provide the requested content, services or otherwise. If DrKoop.com agrees to provide this health content, @Home and DrKoop.com will negotiate in good faith and mutually agree on an acceptable time frame for delivery of the content, services or otherwise. If the parties cannot so agree or DrKoop.com does not respond within such * * * day period, @Home will be free to negotiate with third parties to fulfill any such health related content needs of @Home.

____________________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with the respect to the omitted portions.

 .Page 4

3.    @Home Marketing Contribution

      (a)  Ad Inventory. At part of its consideration hereunder, @Home will
           ------------
provide DrKoop.com with * * * Above the Fold advertising Impressions in each contract year at no additional cost to promote the DrKoop.com Content on @Home. The advertisements will be cross-promoted across the @Home Channels (run of site) such as "Finance", "LifeStyle", "Entertainment", and "Technology". @Home will also provide creative services to assist the production of up to three B*Box advertisements over the term of the agreement. In addition, @Home will offer DrKoop.com additional b*box impressions at pricing based upon the most favorable rate card currently provided to @Home's advertising customers.

      (b)  Outbound Marketing.  Home will use reasonable efforts to encourage
           ------------------
its Distribution Affiliates to include DrKoop.com in any content-related external marketing pieces. These marketing pieces may be expected, at a minimum, to include the DrKoop.com logo but may also include the DrKoop.com descriptions, screen shots, video of the @Home Service which includes DrKoop.com Content, etc. Possible marketing avenues may include, but are not limited to, cable TV spots, newspaper ads, bill stuffers, postcards, door hangers, direct mail, and take-one brochures. Subject to DrKoop.com's pre-approval, DrKoop.com will provide @Home with guidelines for how to describe/display DrKoop.com in @Home outbound marketing efforts.

      (c)  Other Online Marketing. @Home and DrKoop.com will work together to
           ----------------------
include DrKoop.com in other appropriate online mechanisms for showcasing DrKoop.com Content and other offerings as these mechanisms are developed.

      (d)  Usage Data. To the extent both parties are legally and contractually
           ----------
permitted, they will provide each other with aggregated usage data concerning access (site visitation, videos downloaded, etc.) by visitors to the Health Sub-Channel and Drkoop.com. This data will be used for internal use only. Usage data reports will be provided quarterly and as reasonably requested by both parties. The reports will be delivered in the format most commonly collected by each party. All usage data will be considered Confidential Information of the collecting party (as such term is defined in Section 17 below). Both parties
                                             ----------
agree that, unless each is previously legally or contractually otherwise required, they will not provide usage data specific to the LifeStyle Channel or DrKoop.com that has not been aggregated with other data to any third-party, other than Distribution Affiliates, without the other party's prior consent.

      (e)  Links to DrKoop.com. @Home will provide hyperlinks to the
           -------------------
DrKoop.com web site. These links will be contextually embedded in the content served on the @Home Network, which will link the user to the relevant commerce, interactive community or interactive tool located on the DrKoop.com web site. The contextually relevant content may include, but is not limited to, the news shelf, related sites, top stories, cover stories, and other pages or sub-channels within the navigation menu.

_______________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with the respect to the omitted portions.

 .Page 5

4.    @Home Network and Distribution Contribution.
      -------------------------------------------

      (a)  @Home Distribution. @Home will distribute DrKoop.com Content through
           ------------------
all means by which it distributes its national content to subscribers using personal computers as of the Effective Date.

      (b)  Channel Serving and Distribution. @Home will provide backbone
           --------------------------------
transport, caching, and network management associated with the distribution of DrKoop.com Content and any related content to @Home subscribers over the @Home Network. Without limiting any rights @Home may have under applicable laws, DrKoop.com agrees that @Home may promote (as contemplated by this Agreement), transport (i.e. transmit and serve), cache on proxy servers, replicate on replication servers and reproduce on related storage devices operated by @Home and its Distribution Affiliates, the content provided by DrKoop.com to @Home for the Health Sub-Channel.

5.    DrKoop.com Contribution.
      -----------------------

      (a)  DrKoop.com Content. DrKoop.com Content shall consist of Health
           ------------------
content that is rich in graphics, text, and video and will include, at a minimum, Health data supplied by DrKoop.com to be redistributed on @Home as follows:

          1.  Diseases and Conditions centers
          2.  Health Topics
          3.  Health and Wellness centers
          4.  Dr. Koop's Health Site Reviews (over 650 health sites)
          5. Accredited Medical Institutional content (Dartmouth/Koop Institute/ UPENN)
          6.  Medical Encyclopedia content (Expected 5/99)
          7. Dr. Nancy Snyderman's daily health column and "Ask Dr. Nancy" archives
          8.  Dr. Koop's Online Drugstore and Pharmacy
          9.  Dr. Koop's editorial health news
          10. Interactive Community support groups
          11. Access to Dr. Koop's Community Partner Program content
          12. "In the Spotlight" events and transcripts

      (b)  Active Web Presence. During the term of this Agreement, DrKoop.com
           -------------------
will maintain at all times an Active Web Presence. For the purpose of this Agreement, "Active Web Presence" means the maintenance of the DrKoop.com World Wide Web site at a level at least equal to the level of performance and functionality as offered on the Effective Date (including breadth and depth of offerings, services and suppliers).

      (c)  Quality of Services. If the quality of the primary features and
           -------------------
functions of DrKoop.com Content (including, frequency of updates, breadth and depth of coverage, usability, etc.) are not substantially equal to or better than the analogous functions and features provided by DrKoop.com or by DrKoop.com for their distribution partners, then @Home may so notify DrKoop.com in writing of such deficiencies, including a description of how DrKoop.com Content is deficient. Within thirty (30) days of receiving such notice DrKoop.com will provide @Home with a reasonable plan for rectifying such deficiencies. Such plan must be completed as soon as possible and in no event later than ninety (90) days after the date DrKoop.com received the notice of

 .Page 6
deficiency. If DrKoop.com fails to provide such plan or to implement it within such periods, or if such implementation does not rectify the specified deficiencies, then @Home may terminate this Agreement in its entirety or may terminate all or any portion of the rights granted to DrKoop.com pursuant to
Section 2 above.

         (d) Customer Support. Customer support related to DrKoop.com Content
             ----------------
will be provided by DrKoop.com. DrKoop.com shall provide @Home with customer support telephone numbers, e-mails and contacts and @Home agrees to forward any requests for customer support to the designated personnel and email mailboxes.

         (e) Link Back. DrKoop.com, Inc agrees to include on a "hot link" back
             ---------
to @Home from all DrKoop.com stories that @Home links to from the @Home service. In other words, DrKoop.com will include a "link back" for those @Home subscribers connecting to a DrKoop.com story on DrKoop.com via an @Home HTML link.

6.       Joint @Home/DrKoop.com Contribution.
         -----------------------------------

         (a) Technical Specifications.  DrKoop.com and @Home will mutually agree
             ------------------------
upon the technical specifications for DrKoop.com Content. If @Home makes changes in the applicable technical specifications, DrKoop.com will make good faith efforts to promptly comply with such changes.

         (b) User Interface and Content. @Home and DrKoop.com will mutually
             --------------------------
agree on the user interface design (which shall be consistent with the @Home look-and-feel) and on the types of content which appear in the Health Sub-Channel. @Home and DrKoop.com will mutually agree upon the broadband content specifications (e.g., video size, frame rate etc.) for DrKoop.com broadband related content. If @Home makes changes in the applicable broadband content specifications, DrKoop.com will make good faith efforts to promptly comply with such changes.

         (c) @Home User Interface Change. @Home reserves the right to make
             ---------------------------
changes to the @Home Service user interface at its discretion; provided that @Home will give DrKoop.com reasonable prior notice of any change that is likely to have a material impact on DrKoop.com promotional placements or advertising Impressions (including, among other things, the size, functionality, prominence or relative importance of such placements or advertisements). To the extent commercially practicable, @Home will consult with DrKoop.com regarding adjustments (if any) required by DrKoop.com in connection with such changes.

7.       Cash Compensation.
         -----------------

         (a) Guaranteed Service Payments to @Home. The parties have agreed that
             ------------------------------------
the total value of the services provided by @Home for development, promotion, and carriage during the term of the agreement (as outlined hereunder) are * * * in Contract Year One and * * * in Contact Year Two.

_______________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with the respect to the omitted portions.

 .Page 7

         (b) Payment Schedule. Service Payments shall be made in cash during the
             ----------------
Contract Year (the "Cash Payments") and such Cash Payments will become due in quarterly installments. Each Cash Payment shall be paid within thirty (30) days preceding the relevant Quarterly Period according to the following payment schedule:

         -------------- ------------------------ -------------------------
            Quarter        Contract Year One        Contract Year Two
         -------------- ------------------------ -------------------------
              Q1                 * * *                    * * *
         -------------- ------------------------ -------------------------
              Q2                 * * *                    * * *
         -------------- ------------------------ -------------------------
              Q3                 * * *                    * * *
         -------------- ------------------------ -------------------------
              Q4                 * * *                    * * *
         -------------- ------------------------ -------------------------

         (c)  Method of Payment. Cash Payments will be made by check or wire
              -----------------
transfer to the following account: Silicon Valley Bank Santa Clara, Routing/ Transit # 121140399, For Credit of: At Home Corporation, Credit Account # 3300113199, By Order of: DrKoop.com, Inc.

8.       Other Financial Considerations.
         ------------------------------

         (a) Advertising Revenue. @Home has now and shall retain at all times
             -------------------
during the Agreement the exclusive right to sell advertising inventory on the LifeStyle Channel (including the Health Sub-Channel and any other Sub-Channels which may be established now or in the future which feature DrKoop.com Content).
* * *

         (b) Video News Content Inventory. DrKoop.com has the exclusive right to
             ----------------------------
sell sponsorships of DrKoop.com video content which are embedded directly in any video that is shipped to @Home by DrKoop.com. DrKoop.com will retain all revenue generated by such sponsorships embedded in DrKoop.com video content.

         (c) Transaction Revenue. DrKoop.com will remit to @Home * * * of its
             -------------------
Net Transaction Revenue generated from @Home subscribers on DrKoop.com.

         (d) Payment Frequency. All Net Advertising Revenue and Net Transaction
             -----------------
Revenue amounts owed from one party to the other shall be paid within thirty
(30) days following the end of each Semiannual Period of the Contract Year.

_______________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with the respect to the omitted portions.

 .Page 8

     (e)  Payment Adjustment. If, at the end of any Contract Year, the
          ------------------
actual @Home Subscriber level is greater than 120% or less than 80% of the Benchmark Subscriber Levels, then the Cash Payment for the succeeding Contract Year shall be increased or decreased, respectively, as follows:

          (i)  Subscriber Excess. If the actual @Home Subscriber Level is
               -----------------
greater than 120% of the Benchmark Subscriber Level, then such succeeding year's Cash Payment shall be increased by an amount equal to: the difference between the actual Subscriber Level minus the Benchmark Subscriber Level divided by the Benchmark Subscriber Level, multiplied by the Cash Payment for the preceding Contract Year ("Excess Cash Payment"). In no event shall the Excess Cash Payment exceed two times such preceding year's Cash Payment. Such increased amount will be paid to @Home with the payment for the next Quarterly Period, or if such preceding Contract Year is the final Contract Year then within thirty (30) days of the end of such Contract Year.

          (ii) Subscriber  Shortfall.  If the actual Subscriber Level is less
               ---------------------
than 80% of the Benchmark Subscriber Level, then such succeeding year's Cash Payment shall be decreased by an amount equal to: the difference between the Benchmark Subscriber Level and the actual Subscriber Level divided by the Benchmark Subscriber Level, multiplied by the Cash Payment for the preceding Contract Year. Such decreased amounts will be deducted by DrKoop.com from the succeeding Contract Year's Cash Payment and if such amount is owed for the final Contract Year, @Home will, at its option, refund such amount or extend the term of this Agreement. The extension of the term (in days) shall be equal to {1 minus the (quotient of the Actual Subscriber Level and the Benchmark Subscriber Level) multiplied by the number of days in a calendar year}.

9.   Commencement. Both parties agree to use reasonable commercial efforts to
     ------------
launch the DrKoop.com Content on @Home on or before (30) days from the Effective Date.

10.  Term and Termination.
     --------------------

     (a)  Initial Term.  The initial term of this Agreement will begin on the
          ------------
Effective Date and will end *** unless otherwise terminated by the parties as set forth in this Section 10.
                  ----------

     (b)  Automatic Termination.  This Agreement will terminate automatically
          ---------------------
if @Home no longer offers the Health Sub-Channel, or a practical equivalent, to @Home subscribers.

     (c)  Contract * * * Option. Either party has the right to terminate the
          ---------------------
agreement * * * if * * *. The terminating party will provide 60 days written notice to the other party. In the event of a termination by either party pursuant to this Section 10(c), all Net Advertising, Net Transaction, and Net Payments (per Section 7) revenues or fees owed from one party to the other will be paid within thirty (30) days following the close of business on which such termination occurs.

-------------------

***       Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

 . Page 9

     (d)  * * *

     (e)  Termination Due to Breach. Either party may terminate this Agreement,
          -------------------------
effective upon thirty (30) days' written notice, if the other party fails to cure any material breach of its obligations under this Agreement within thirty
(30) days following written notice to such party.

     (f)  No Liability for Termination. Neither @Home nor DrKoop.com will have
          ----------------------------
any liability to the other merely as a result of termination of this Agreement in accordance with this Section 10, however all amounts earned but unpaid as of such termination shall be due and payable to either party in accordance with the terms set forth in this Agreement.

     (g)  Purge of DrKoop.com Content. Upon the termination of this Agreement
          ---------------------------
for any reason whatsoever, @Home shall promptly delete or purge from its systems any and all DrKoop.com Content and all copies thereof and @Home immediately shall cease using any and all DrKoop.com Content. Notwithstanding the foregoing, @Home may retain the DrKoop.com Content in its archives to the extent necessary for regulatory or other purposes related to the archiving of information and not for redistribution or use of the content therein.

11.  Public Announcement. Both parties will periodically promote the
     -------------------
DrKoop.com/@Home relationship through mutually agreed upon (as to timing and content) press releases and other announcements. Prior to the initial public announcement about the relationship under this Agreement, the disclosing party will obtain consent of the other party, which consent shall not be unreasonably withheld.

12.  Business Marks. @Home and DrKoop.com each will have the right, without
     --------------
charge, to use in promoting the DrKoop.com Content and the @Home Service the other's business name and any trade names, trademarks and service marks (collectively, "MARKS") that @Home may adopt for use with the @Home Service and that DrKoop.com may adopt for use with the DrKoop.com Content distributed and used by @Home. However, any such use must be identical to use by the party that owns the Mark, and as approved by the owner in writing in advance, or otherwise in accordance with any Mark usage guidelines communicated by the owner. The owner retains all goodwill and all other rights thereto, and the other party obtains no goodwill or any other rights thereto as a result of the use of the owner's Marks. Except as explicitly set forth herein, no other licenses or rights are granted or implied.

13.  Representatives and Warranties. Each party to this Agreement represents and
     ------------------------------
warrants to the other party that: (a) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; and (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

_________________

***       Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

 . Page 10

14.  Limitation Of Liability. @HOME, @HOME'S DISTRIBUTION AFFILIATES AND
     -----------------------
DRKOOP.COM WILL NOT BE LIABLE TO ONE ANOTHER, UNDER ANY LEGAL OR EQUITABLE THEORY, FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, SUFFERED BY OR OTHERWISE COMPENSABLE TO THE OTHER, ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL @HOME OR @HOME'S DISTRIBUTION AFFILIATES HAVE ANY LIABILITY OF ANY NATURE OR AMOUNT WHATSOEVER TO DRKOOP.COM ARISING OUT OF, UNDER OR RELATING TO ANY FAILURE OF THE DISTRIBUTION OF THE CONTENT OR ANY PART THEREOF OR ANY SOFTWARE PROGRAM, SOFTWARE OR WEB SITE LINK OR LINK MECHANISM, OR OTHER MATERIAL OR ITEMS THROUGH THE @HOME NETWORK OR OTHERWISE (INCLUDING BUT NOT LIMITED TO ANY SUCH FAILURE OF DISTRIBUTION RESULTING FROM A DISTRIBUTION AFFILIATES' ELECTION NOT TO DISTRIBUTE MATERIAL OR ITEMS OR DUE TO TECHNICAL DIFFICULTIES OR OTHERWISE).

15. Proprietary Rights Generally. @Home and DrKoop.com each retain any and all right, title and interest in and to all intellectual property of any nature (including patents, rights under patent applications and patents issuing on such applications, trade secrets, copyrights, trademarks and other business names (including goodwill in such marks), among others), subject to the rights granted by the parties in SECTION 12 (concerning rights with respect to business marks)
                  ----------
and SECTION 3(D) (concerning rights with respect to usage information) of this
    ------------
Agreement or as may be provided in the Attachments to this Agreement. @Home and DrKoop.com each agree to reproduce, and agree not to remove or obscure proprietary rights legends (such as copyright notices, among others) or license terms and conditions included with any intellectual property deliverable provided in connection with this Agreement. DrKoop.com agrees to ensure that the DrKoop.com Content and the DrKoop.com Marks and their use, reproduction and distribution (alone and not in combination with other material or items) do not infringe the intellectual property rights of any third party. If, as a result of any collaboration by @Home or DrKoop.com under this Agreement, they become joint owners of intellectual property by operation of law, then they will cooperate, subject to prudent business judgment, to establish, register, maintain and protect such intellectual property.

16.  Indemnification. Each party will indemnify the other party and its
     ---------------
customers and affiliates for, and hold them harmless from, any loss, expense (including reasonable attorney's fees and court costs), damage or liability arising out of any claim, demand or suit resulting from (a) a breach of any of its respective covenants or warranties under this Agreement, (b) the failure of such party to have all rights and authority necessary in order to fulfill or perform its obligations pursuant to this Agreement in compliance with applicable laws; (c) the infringement of intellectual property rights of any third party or the violation of any law by such parties' contributions and/or performance hereunder (e.g., in the case of DrKoop.com, the DrKoop.com Content, and in the case of @Home, the @Home Service), and (d) the violation of any laws concerning obscenity, defamation, infringement, rights of privacy or publicity, harassment or export controls caused by the development, use, reproduction, publication or distribution of such parties' respective contributions to the @Home Service. As a condition to indemnification (a) the indemnified party will promptly inform the indemnifying party in writing of any such claim, demand or suit and the indemnifying party will fully cooperate in the defense thereof; and (b) the indemnified party will not agree to the settlement of any such claim, demand or suit prior to a final judgment thereon without the consent of the indemnifying party.

 . Page 11

17.  Confidential Information.
     ------------------------

     (a)  Definition. "Confidential Information" means all non-public
          ----------
confidential and proprietary information which the disclosing party identifies in writing as confidential before or within thirty (30) days after disclosure to the receiving party or which, under the circumstances surrounding disclosure, the receiving party should have understood was delivered in confidence.

     (b)  Nondisclosure. Each party agrees (a) to hold the other party's
          -------------
Confidential Information in strict confidence, (b) not to disclose such Confidential Information to any third party, and (c) not to use the other party's Confidential Information for any purpose other than to further this Agreement. Each party may disclose the other party's Confidential Information to its responsible employees, and, in the case of @Home, the employees of @Home's Distribution Affiliates, with a bona fide need to know such information and subject to a nondisclosure agreement, but only to the extent necessary to carry out this Agreement. Each party agrees to instruct all such employees not to disclose such Confidential Information to third parties, including consultants, without the prior written permission of the disclosing party.

     (c)  Exceptions. Notwithstanding the foregoing, Confidential Information
          ----------
will not include information which (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public; (ii) was acquired by the receiving party before receiving such information from the disclosing party and without restriction as to use or disclosure; (iii) is hereafter rightfully furnished to the receiving party by a third party, without restriction as to use or disclosure; (iv) is information which the receiving party can document was independently developed by the receiving party without use of the disclosing party's Confidential Information; (v) is required to be disclosed by law, provided that the receiving party uses reasonable efforts to give the disclosing party reasonable notice of such required disclosure and to limit the scope of material disclosed; (vi) is disclosed with the prior written consent of the disclosing party; or (vii) is DrKoop.com Content provided by DrKoop.com pursuant to this Agreement.

     (d)  Return. Upon the disclosing party's request, the receiving party will
          ------
promptly return to the disclosing party all tangible items containing or consisting of the disclosing party's Confidential Information.

     (e)  Injunctive Relief. Each party acknowledges that all of the disclosing
          -----------------
party's Confidential Information is owned solely by the disclosing party (or its licensors) and that the unauthorized disclosure or use of such Confidential Information would cause irreparable harm and significant injury to the disclosing party, the degree of which may be difficult to ascertain. Accordingly, each party agrees that the disclosing party will have the right to obtain an immediate injunction enjoining any breach of this SECTION 17, as well
                                                            ----------
as the right to pursue any and all other rights and remedies available at law or in equity in the event of such a breach.

18.  Warranty Disclaimers.  EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT: (a)
     --------------------
@HOME DOES NOT MAKE ANY WARRANTIES CONCERNING THE @HOME NETWORK OR THE @HOME SERVICE, EXPRESS, IMPLIED OR OTHERWISE, (b) @HOME SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THIRD PARTY RIGHTS, AND (c) THE @HOME NETWORK, THE @HOME SERVICE, AND ANY AND ALL

 . Page 12

CONTENT AND TOOLS AND RELATED DELIVERABLES PROVIDED BY @HOME IN CONNECTION WITH THIS AGREEMENT ARE PROVIDED BY @HOME "AS IS".

19.  General Provisions.
     ------------------

     (a)  Governing Law and Venue. This Agreement and any disputes arising
          -----------------------
under, in connection with, or relating to this Agreement will be governed by the laws of the State of California, excluding its conflicts of law rules. The state and federal courts in San Mateo County, California will have exclusive venue and jurisdiction for such disputes, and the parties hereby submit to personal jurisdiction in such courts. The prevailing party in any such dispute will be entitled to recover costs of suit (including the reasonable fees of attorneys and other professionals).

     (b)  Notices. All notices or other communications to or upon @Home or
          -------
DrKoop.com under this Agreement shall be by telecopy or in writing and telecopied, mailed, or delivered to each party at its address set forth in the introductory paragraph of this Agreement or such other address or telecopier number as either party shall notify the other. All such notices and communications: when sent by delivery service, shall be effective on the third business day following the deposit with such service; when mailed, first class postage prepaid and addressed as aforesaid in the mails, shall be effective upon receipt; when delivered by hand, shall be effective upon delivery; and when telecopied, shall be effective upon confirmation of receipt.

     (c)  Compliance with Laws. Subject to the express provisions of this
          --------------------
SECTION 19(C), each party agrees to comply with applicable laws in connection
-------------
with this Agreement. DrKoop.com agrees, in particular, Dr. Koop.com Content will comply with all laws concerning obscenity, defamation, infringement, rights of privacy, harassment and export controls, among others, and to ensure that the use, reproduction and distribution of the DrKoop.com Content in and of itself, does not violate such laws or related legal rights of third parties.

     (d)  Assignment. Neither party may assign or transfer its rights or
          ----------
obligations under Agreement without the prior written permission of the other party (which permission shall not be unreasonably withheld or delayed); provided
                                                                        --------
that either party may assign its rights and obligations under this agreement to any commonly controlled affiliate or wholly-owned subsidiary without the consent of the other party so long as the original party remains liable for its obligations hereunder. Any transferee must agree to accept the burdens as well as the benefits of this Agreement. Any attempt to transfer, sublicense or assign any of the rights or duties hereunder in violation of this Section is hereby prohibited and shall be null and void. Subject to the foregoing, this Assignment shall inure to the benefit of and be binding upon the parties and their successors and assigns.

     (e)  Relationship of Parties. Neither this Agreement nor the parties'
          -----------------------
business relationship established hereunder will be construed as a partnership, joint venture or agency relationship or as granting a franchise. Accordingly, neither party shall have any right to act on behalf of the other party for any purpose. The parties represent to one another that they have consulted legal counsel in reviewing and/or negotiating this Agreement.

     (f)  Waiver. No waiver of any breach of any provision of this Agreement
          ------
will be considered to be a waiver of any prior, concurrent or later breach of the same provisions or different provisions, and will not be effective unless made in writing and signed by an officer of the waiving party.

 . Page 13

     (g)  Amendments. This Agreement may only be amended by a written agreement
          ----------
or addendum signed by duly authorized representatives of both parties.

     (h)  Survival. Sections 12, 14, 15, 16, 17, 18, and 19 of this Agreement,
          --------  ---------------------------------------
along with any other provisions which by their nature extend beyond termination of this Agreement shall survive termination. Termination shall not affect either party's obligation to pay amounts due prior to termination or which (under the terms of this Agreement) become due following termination.

     (i)  Force Majeure. Neither party will have liability to the other party
          -------------
under, in connection with or for any reason relating to this Agreement as a result of any failure of performance by or on behalf of such party as a result of an event of "force majeure". For purposes of this Agreement, "force majeure" means an event beyond a party's reasonable control whether or not foreseeable and includes, in any case, the following events that may prevent or significantly hinder such party from performing this Agreement or acting in connection with this Agreement: armed conflicts, famine, floods, Acts of God, labor strikes or shortages, governmental decree or regulation, court order, severe weather, fire, earthquake, failure of suppliers, unavailability of communications transport facilities and breakdowns in communications transport facilities.

     (j)  Distribution Affiliates. Notwithstanding any other term of this
          -----------------------
Agreement, DrKoop.com acknowledges and agrees that the Distribution Affiliates will have the right under certain circumstances to elect not to distribute the DrKoop.com Content and promotional material and that, pursuant to its agreement with such Distribution Affiliates, @Home may be subject to restrictions regarding the promotion or distribution of the DrKoop.com Content and promotional materials. DrKoop.com agrees not to bring any action or threaten to bring any action against the Distribution Affiliates or @Home in connection with any such election, restriction or failure to distribute.

     (k)  Entire Agreement. This Agreement, including its Attachments,
          ----------------
constitutes the entire understanding of @Home and DrKoop.com with respect to its subject matter and supersedes all prior agreements between @Home and DrKoop.com.

 . Page 14

                                 ATTACHMENT A

                          BENCHMARK SUBSCRIBER LEVELS

------------------------------------------------------------------------------
       Calendar Year              Projected  Benchmark Subscribers (Year End)
------------------------------------------------------------------------------
       1999                                                              * * *
------------------------------------------------------------------------------
       2000                                                              * * *
------------------------------------------------------------------------------


________________

* * *     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

 . Page 15